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                                   EXHIBIT 21

                    SUBSIDIARIES OF ACACIA RESEARCH CORPORATION


The significant subsidiaries of Acacia Research Corporation are:


     NAME                                           STATE OF INCORPORATION
     ----                                           ----------------------
     MerkWerks Corporation                                California
     CombiMatrix Corporation                              California
     Soundview Technologies Incorporated                  Delaware
     Greenwich Information Technologies LLC               Delaware
     Whitewing Labs, Inc.                                 Delaware